Exhibit 5.1

[Letterhead of Morgan, Lewis & Bockius LLP]

August 27, 2004

Cephalon, Inc.

145 Brandywine Parkway

West Chester, PA  19380

RE:                              Cephalon, Inc. – Registration Statement on Form S-8 Relating to the Cephalon, Inc. 2004 Equity Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to Cephalon, Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).  The Registration Statement relates to an aggregate of 1,300,000 additional shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, issuable under the Cephalon, Inc. 2004 Equity Compensation Plan, as amended, effective as of February 5, 2004 (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation, as amended, and Bylaws, as amended and restated, of the Company, the Plan and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares to be issued by the Company to participants under the Plan have been duly authorized by the Company and, when issued and delivered by the Company to participants under the Plan in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP